UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 25, 2005

(Date of Report)

OCEAN WEST HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-49971	71-0876952

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15991 Redhill Avenue, Tustin CA 92780

(Address of principal executive offices)

(714) 544-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

     The Registrant entered into a Securities Exchange Agreement and Plan of Reorganization on April ___, 2005 (the “Exchange Agreement”), with InfoByPhone, Inc., a Delaware corporation (“InfoByPhone”), and the shareholders of InfoByPhone, pursuant to which the Registrant will acquire InfoByPhone as a wholly owned subsidiary. The Exchange Agreement provides for the issuance to the existing shareholders of InfoByPhone of 6,000,000 shares of Registrant’s Common Stock and bringing the total number of shares of Registrant to 11,586,104 on a fully diluted basis.Subject to completion of a private placement by InfoByPhone of shares of its common stock which may result in the issuance by InfoByPhone of up to an additional 6,666,666 shares of its common stock prior to the acquisition, the number of shares issued by Registrant pursuant to the Exchange Agreement might be increased by up to an additional 6,666,666 shares The Exchange Agreement is subject to the satisfaction of various closing conditions. No representation can be made that all of such conditions will be met or that the proposed transaction will close.

     InfoByPhone, Inc. is a development stage communications technology company that provides users of handheld cellular devices with access to information regardless of location through its AskMeNow™ Service (the “Service”). The Service is a new mobile information content service users of any mobile device with text messaging/SMS or email capability, to call email, or text message (SMS) in questions. An answer is then text messaged or e-mailed back to the consumer’s mobile device, usually within a matter of minutes.

     The Service is accessible anytime and anywhere, through every possible way that wireless technology allows people to communicate via a mobile device. Using proprietary software and proprietary methods to access third part data bases the Service has the research capability to answer virtually any information-based question, including current news & events, sports scores, historical statistics, weather, entertainment, stock quotes & market data, driving directions, travel schedules & availabilities, emergency disaster information, comparison shopping, restaurant information & reservations, directory assistance, and random trivia (literature, history, science, etc.). Once information is accessed from third party strategic partners, it is refined to a format suitable for easy reading on the screen of user’s mobile device and quickly emailed or text messaged back to the user.

Section 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2005

By:	/s/ Wayne K. Bailey
	Name:	Wayne K. Bailey
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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